Exhibit 99.1

LifeCare Holdings, Inc.

News Release
For Immediate Release	Contact: Chris A. Walker
August 12, 2011	469-241-2116

LifeCare Holdings, Inc. Announces Second Quarter Results

Plano, TEXAS – LifeCare Holdings, Inc. (the “Company”) today announced its operating results for the second quarter ended June 30, 2011.

Three Months Ended June 30, 2011

Net Revenues

Our net patient service revenue of $96.0 million for the three months ended June 30, 2011, increased $5.4 million, or 5.9%, from $90.6 million in the comparable period in 2010. Patient days in the 2011 period were 1,863, or 3.2%, greater than the same period in 2010, while admissions were 28, or 1.4%, more than the same period in 2010.

The increase in net patient service revenue of $5.4 million during the 2011 period was attributable to a favorable variance of $3.1 million as the result of the increase in patient days and a net increase of $3.4 million attributable to a decrease in adjustments related to changes in estimates and settlements on cost reports filed with the Medicare program, offset by an unfavorable variance of $1.1 million attributable to a decrease in net patient service revenue on a per patient day basis. During the three months ended June 30, 2011 and 2010, we recorded reductions in net patient service revenue of $0.1 million and $3.5 million, respectively, related to changes in estimates and settlements on cost reports filed with the Medicare program.

During the three months ended June 30, 2011 and 2010, our net patient service revenue per patient day was $1,604 and $1,563, respectively. However, exclusive of the cost report reimbursement adjustments, net patient service revenue per patient day for the three months ended June 30, 2011 and 2010, was $1,604 and $1,624, respectively, or a decrease of 1.2%. This was primarily a result of a marginal decrease in reimbursement from non-Medicare payors during the period.

Expenses

Total expenses increased by $10.6 million to $100.7 million for the three months ended June 30, 2011, as compared to the same period in 2010. This increase was primarily attributable to an increase of $6.9 million in net interest expense and an increase of $2.3 million in salary, wages and benefits. The increase in net interest expense was the result of the higher margin rate associated with the new senior secured credit agreement. The increase in salary, wages and benefits was primarily related to the increase in patient days during the period, the fixed staffing costs associated with our new hospital campus in Pittsburgh, higher group health benefit expenses during the period and annual inflationary increases.

Net Earnings

We reported a net loss of $4.6 million for the three months ended June 30, 2011 as compared to net income of $0.7 million during the three months ended June 30, 2010. The difference between the 2011 and 2010 periods was primarily attributable to the increase in revenue more than offset by the increases in salaries, wages, and benefits, and the increase in net interest expense, as previously discussed.

Credit Agreement EBITDA

For the quarter ended June 30, 2011, adjusted EBITDA as defined in our senior credit facility, which we refer to as Credit Agreement EBITDA, was $11.4 million. Credit Agreement EBITDA reflects the elimination of start-up costs and certain other non-recurring/operational expenditures as defined in our credit agreement. As of June 30, 2011, we were in compliance with all covenants contained in our senior secured credit facility.

Six Months Ended June 30, 2011

Net Revenues

Our net patient service revenue of $190.9 million for the six months ended June 30, 2011, increased $5.3 million, or 2.9%, from $185.6 million in the comparable period in 2010. Patient days in the 2011 period were 2,646, or 2.3%, greater than the same period in 2010, while admissions were 46, or 1.1%, more than the same period in 2010.

The increase in net patient service revenue of $5.3 million during the 2011 period was attributable to a favorable variance of $4.3 million as the result of the increase in patient days and a net increase of $3.5 million attributable to a decrease in adjustments related to changes in estimates and settlements on cost reports filed with the Medicare program, offset by an unfavorable variance of $2.5 million attributable to a decrease in net patient service revenue on a per patient day basis. During the six months ended June 30, 2011 and 2010, we recorded reductions in net patient service revenue of $0.1 million and $3.6 million, respectively, related to changes in estimates and settlements on cost reports filed with the Medicare program.

During the six months ended June 30, 2011 and 2010, our net patient service revenue per patient day was $1,592 and $1,583, respectively. However, exclusive of the cost report reimbursement adjustments, net patient service revenue per patient day for the six months ended June 30, 2011 and 2010, was $1,593 and $1,614, respectively, or a decrease of 1.3%; primarily a result of a marginal decrease in reimbursement from non-Medicare payors during the period.

Expenses

Total expenses increased by $19.8 million to $199.2 million for the six months ended June 30, 2011, as compared to $179.4 million for the comparable period in 2010. This increase was primarily attributable to increases in net interest expense of $11.2 million and salaries, wages and benefits of $5.2 million and a $2.8 million loss related to the write-off of deferred financing cost as a result of the refinancing of the senior secured credit facility during the period. The increase in net interest expense was the result of the higher margin rate associated with the new senior secured credit agreement. The increase in salaries, wages and benefits primarily related to the increase in patient days during the period, the fixed staffing costs associated with our new hospital campus in Pittsburgh, higher group health benefit expenses during the period and annual inflationary increases.

Net Earnings

We reported a net loss of $8.2 million for the six months ended June 30, 2011, as compared to net income of $6.2 million during the six months ended June 30, 2010. The difference between the 2011 and 2010 periods was primarily attributable to the increase in revenue more than offset by the increases in salaries, wages, and benefits, and the increase in net interest expense and the loss related to the write-off of deferred financing cost as a result of the refinancing of the senior secured credit facility, as previously discussed.

Credit Agreement EBITDA

For the six months ended June 30, 2011, adjusted EBITDA as defined in our senior credit facility, which we refer to as Credit Agreement EBITDA, was $23.8 million. Credit Agreement EBITDA reflects the elimination of start-up costs and certain other non-recurring/operational expenditures as defined in our credit agreement. As of June 30, 2011, we were in compliance with all covenants contained in our senior secured credit facility.

Liquidity and Capital Resources

At June 30, 2011, our outstanding indebtedness consisted of $119.3 million aggregate principal amount of senior subordinated notes due 2013 and a $260.8 million senior secured term loan facility that is scheduled to mature in 2016. At June 30, 2011, the interest rate applicable to the $260.8 million under our term loan facility was 13.48%.

As a result of the impending maturities and increasingly more restrictive covenant requirements under our previous senior secured credit facility, we completed a refinancing of our previous senior secured credit facility with a new senior secured credit facility that consisted of an initial $257.5 million senior secured term loan (subject to paid in kind interest options as discussed below) and a new $30.0 million senior secured revolving credit facility on February 1, 2011 (the “Credit Agreement”). The proceeds of this new Credit Agreement along with cash on hand were utilized to pay off our previous senior secured credit facility, revolving credit facility and the fees and expenses associated with the new Credit Agreement.

The Credit Agreement also imposes certain financial covenants on us, including: minimum cumulative consolidated EBITDA requirements beginning with the first fiscal quarter of 2011 through the end of the third fiscal quarter of 2011; a maximum ratio of total senior secured indebtedness to consolidated EBITDA tested quarterly on a trailing 12-month basis, beginning on the last day of the fourth fiscal quarter of 2011; and a minimum ratio of consolidated EBITDA to consolidated cash interest expense tested quarterly on a trailing 12-month basis, beginning on the last day of the fourth fiscal quarter of 2011.

The term loan and revolving credit facility under the Credit Agreement have scheduled maturity dates of February 1, 2016, and February 1, 2015, respectively. However, if our outstanding senior subordinated notes are not refinanced, purchased or defeased in full by May 15, 2013, then the term loan and the then outstanding balance under the revolving credit facility will be due in full on May 15, 2013.

Borrowings under the term loan facility of the Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at our option, either (a) an alternate base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds rate in effect on such date plus 1/2 of 1% and (3) the LIBOR rate for a one month interest period plus 1% or (b) a LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for the relevant interest period adjusted for certain additional costs. The applicable margin percentage is 12.25% for term loans that are alternate base rate loans and 13.25% for term loans based on the LIBOR rate. For the term loans, we may, in our discretion, elect for the relevant interest period (a) to pay the entire amount of interest in cash or (b) to pay 5.50% of such interest “in-kind” by adding such interest to the outstanding principal of the term loans as of the applicable interest payment date. The applicable margin percentage for revolving loans is initially 6.75% for alternate base loans and 7.75% for LIBOR loans.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other items, operations, proposed regulations and their possible effect on the Company’s results. Such statements are subject to a number of uncertainties and risks that could significantly affect current plans. Furthermore, actual results may differ materially from those experienced or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks relating to operating in a regulated environment, implementing our business plan, maintaining relationships with physicians in our markets, availability of sufficient nurses and therapists, competition, retaining key management, ability to service our debt requirements, litigation matters and availability of insurance. Further information about factors that could affect the Company’s financial and other results is included in our Form 10-K as filed on March 30, 2011, which can be viewed on the SEC’s website. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. As a result, you should not place undue reliance on forward-looking statements, which reflect management’s views only as the date hereof. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Credit Agreement EBITDA is used in the calculations of the minimum cumulative consolidated EBITDA requirements that are included in the covenants contained in our existing senior secured credit agreement. Credit Agreement EBITDA is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for operating income, net income, cash flows from operations or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition the calculation of Credit Agreement EBITDA is susceptible to varying interpretations and calculation, and the amounts presented may not be comparable to similarly titled measures of other companies. Credit Agreement EBITDA may not be indicative of historical operating results, and we do not mean for it to be predictive of future results of operations or cash flows. For the trailing-twelve month period ended June 30, 2011, Credit Agreement EBITDA was $38.7 million.

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LifeCare, based in Plano, Texas, currently operates 27 long-term acute care hospitals located in ten states. Long-term acute care hospitals specialize in the treatment of medically complex patients who typically require extended hospitalization. For more information on LifeCare, visit our website at www.lifecare-hospitals.com.

Schedule 1

Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2010 and 2011

(In thousands)

(Unaudited)

	2010	2011	% Change
Net patient service revenue	$90,633	$95,992	5.9%

Expenses:
Salaries, wages and benefits	42,669	45,014	5.5%
Supplies	9,313	9,524	2.3%
Rent	6,396	6,720	5.1%
Other operating expense	20,239	22,184	9.6%
Provision for doubtful accounts	1,829	1,241	-32.1%
Depreciation and amortization	2,537	2,058	-18.9%
Interest expense, net	7,089	13,939	96.6%

Total expenses	90,072	100,680	11.8%

Operating income (loss)	561	(4,688)	-935.7%
Equity in income of joint venture	356	283	-20.5%

Income (loss) before income taxes	917	(4,405)	-580.4%
Provision for income taxes	225	225	0.0%

Net income (loss)	$692	$(4,630)	-769.1%

Reconciliation to Credit Agreement EBITDA:
Operating income (loss) - per above	$561	$(4,688)
Adjusted for:
Depreciation and amortization	2,537	2,058
Interest expense, net	7,089	13,939
(Income) loss attributable to unrestricted subsidiary	(2,135)	(971)
Dividend from unrestricted subsidiary	1,405	242
Hospital closure/relocation/start-up losses	—	767
Non-cash charges	76	3
New Orleans operations	57	8
Other credit agreement add-back items	155	48

Credit Agreement EBITDA	$9,745	$11,406

Schedule 2

Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2010 and 2011

(In thousands)

(Unaudited)

	2010	2011	% Change
Net patient service revenue	$185,593	$190,911	2.9%

Expenses:
Salaries, wages and benefits	84,170	89,414	6.2%
Supplies	18,552	18,814	1.4%
Rent	12,923	13,193	2.1%
Other operating expense	41,136	42,941	4.4%
Provision for doubtful accounts	3,418	2,586	-24.3%
Gain on early extinguishment of debt	—	2,772	NM
Depreciation and amortization	5,086	4,174	-17.9%
Interest expense, net	14,094	25,275	79.3%

Total expenses	179,379	199,169	11.0%

Operating income	6,214	(8,258)	-232.9%
Equity in income (loss) of joint venture	410	476	16.1%

Income before income taxes	6,624	(7,782)	-217.5%
Provision for income taxes	400	450	12.5%

Net income (loss)	$6,224	$(8,232)	-232.3%

Reconciliation to Credit Agreement EBITDA:
Operating income - per above	$6,214	$(8,258)
Adjusted for:
Depreciation and amortization	5,086	4,174
Interest expense, net	14,094	25,275
Gain on early extinguishment of debt	—	2,772
(Income) loss attributable to unrestricted subsidiary	(5,007)	(2,239)
Dividend from unrestricted subsidiary	3,591	792
Non-cash charges	152	6
Hospital closure/relocation/start-up losses	—	870
New Orleans operations	106	21
Other credit agreement add-back items	683	349

Credit Agreement EBITDA	$24,919	$23,762

Schedule 3

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2010	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$54,570	$19,922
Accounts receivable, net	67,275	70,009
Other current assets	5,975	6,599

Total current assets	127,820	96,530
Property and equipment, net	76,832	74,586
Goodwill and other identifiable intangibles, net	263,782	263,782
Other assets	8,763	21,093

	$477,197	$455,991

Liabilities and Stockholder’s Equity Deficit
Current liabilities:
Payables and accruals	$47,570	$50,540
Estimated third-party payor settlements	4,318	3,073
Current installments of long-term debt	1,931	2,575
Current installments of obligations under capital leases	838	596
Current installment of lease financing obligation	480	499

Total current liabilities	55,137	57,283
Long-term debt, excluding current installments	393,981	377,561
Obligations under capital leases, excluding current installments	425	55
Lease financing obligation	19,558	19,303
Accrued insurance	4,032	4,754
Other noncurrent liabilities	15,544	16,747

Total liabilities	488,677	475,703

Stockholder’s equity deficit	(11,480)	(19,712)

	$477,197	$455,991

Schedule 4

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2010 and 2011

(In thousands)

(Unaudited)

	2010	2011
Cash flows from operating activities:
Net income (loss)	$6,224	$(8,232)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,235	7,348
Provision for doubtful accounts	3,418	2,586
Paid in kind interest	—	3,980
Equity compensation amortization	147	—
Gain on early extingusihment of debt	—	2,772
Equity in income (loss) of joint venture	(410)	(476)
Changes in operating assets and liabilities:
Accounts receivable	(2,830)	(5,320)
Income taxes	(275)	101
Other current assets	133	(624)
Other assets	334	85
Estimated third-party payor settlements	(5,130)	(1,245)
Accounts payable and accrued expenses	(4,710)	2,869
Other liabilities	4,020	1,925

Net cash provided by operating activities	7,156	5,769

Cash flows from investing activities:
Purchases of property and equipment	(1,355)	(1,928)

Net cash used in investing activities	(1,355)	(1,928)

Cash flows from financing activities:
Deferred financing cost	—	(17,885)
Net change in borrowings under the line of credit	—	(35,000)
Proceeds from long-term debt	—	257,500
Payments of long-term debt	(1,275)	(242,256)
Payments on obligations under capital leases	(583)	(612)
Payments on lease financing obligation	(218)	(236)

Net cash used in financing activities	(2,076)	(38,489)

Net increase (decrease) in cash and cash equivalents	3,725	(34,648)
Cash and cash equivalents, beginning of period	46,681	54,570

Cash and cash equivalents, end of period	$50,406	$19,922

Schedule 5

Selected Operating Statistics

	Three months ended June 30, 2010	Three months ended June 30, 2011
Number of hospitals within hospitals (end of period)	8	8
Number of freestanding hospitals (end of period)	11	12
Number of total hospitals (end of period)	19	20
Licensed beds (end of period)	1,057	1,057
Average licensed beds (1)	1,058	1,057
Admissions	2,000	2,028
Patient days	57,996	59,859
Occupancy rate	60.2%	62.2%
Percent net patient service revenue from Medicare	56.0%	59.7%
Percent net patient service revenue from commercial payors and Medicaid (2)	44.0%	40.3%
Net patient service revenue per patient day	$1,563	$1,604

	Six months ended June 30, 2010	Six months ended June 30, 2011
Number of hospitals within hospitals (end of period)	8	8
Number of freestanding hospitals (end of period)	11	12
Number of total hospitals (end of period)	19	20
Licensed beds (end of period)	1,057	1,057
Average licensed beds (1)	1,058	1,057
Admissions	4,090	4,136
Patient days	117,248	119,894
Occupancy rate	61.2%	62.7%
Percent net patient service revenue from Medicare	58.6%	59.8%
Percent net patient service revenue from commercial payors and Medicaid (2)	41.4%	40.2%
Net patient service revenue per patient day	$1,583	$1,592

(1)	The licensed beds are only calculated on the beds at locations that were open for operations during the applicable periods.
(2)	The percentage of net patient service revenue from Medicaid is less than three percent for each of the periods presented.